PRELIMINARY COPY


                          FLORIDA ROCK INDUSTRIES, INC.
                155 East 21st Street, Jacksonville, Florida 32206
                       -----------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

     The Annual Meeting of Shareholders of Florida Rock Industries, Inc. will be held at 9 o'clock in the morning, local time, on Wednesday, February 4, 1998, at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206, for the following purposes, as more fully described in the attached proxy statement:

1. To amend ARTICLE VII of the Restated Articles of Incorporation to reduce the number of classes of directors from four to three and to reduce the term of office of directors from four years to three years.

2. To elect four directors to serve for a term of four years (or, if proposal 1 is adopted, for a term of three years).

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December 8, 1997 are entitled to vote at said Annual Meeting or any adjournment or adjournments thereof.


                                         BY ORDER OF THE BOARD OF DIRECTORS

December 15, 1997                        Dennis D. Frick
                                         Secretary


          TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE
                THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
                ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING,
                 YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          FLORIDA ROCK INDUSTRIES, INC.
                155 East 21st Street, Jacksonville, Florida 32206

                                 PROXY STATEMENT
                        ANNUAL MEETING - February 4, 1998


     The attached proxy is solicited by the Board of Directors of Florida Rock Industries, Inc. (the "Company") for use at the annual meeting of the shareholders to be held on Wednesday, February 4, 1998 at 9 o'clock in the morning, local time, and any adjournments thereof, at the principal offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206. The proxy is revocable by written notice to the Secretary of the Company at any time before its exercise.

     Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the shareholders' directions or, if no directions are indicated, will be voted in favor of the amendment to the Company's Restated Articles of Incorporation reducing the number of directors from four to three classes and in favor of the election of the nominees proposed in this proxy statement and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

     This proxy statement and the accompanying proxy are being distributed to shareholders on or about December 15, 1997.


                                VOTING PROCEDURES

     The holders of record of common stock at the close of business on December 8, 1997, may vote at the meeting. On such date there were outstanding 18,974,618 shares of common stock of the Company. Under the Company's Restated Articles of Incorporation and Bylaws each share of common stock is entitled to one vote. Under the Company's Bylaws, the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the meeting.

     Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast and other matters are approved if the affirmative votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes is required by this act or the Company's Restated Articles of Incorporation. The Company's Restated Articles of Incorporation require that the proposal to amend Article VII thereof be adopted by the affirmative vote of the holders of at least 75% of the shares of stock of the Company entitled to vote thereon. Abstentions and broker non-votes will have no effect on the vote for election of directors and most routine matters. However, abstentions and broker non-votes will have the same effect as negative votes against the proposal to amend ARTICLE VII of the Company's Restated Articles of Incorporation. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

1.   AMENDMENT TO ARTICLE VII OF THE RESTATED ARTICLES OF INCORPORATION

     The Company is considering applying to the New York Stock Exchange ("NYSE") for listing of its common stock. Although the Company's common stock is presently listed on the American Stock Exchange, the Company believes listing on the NYSE will be beneficial because there is a perception that: (a) the NYSE is a more prestigious exchange; (b) NYSE listed companies receive more attention from the investment community; and (c) the liquidity for the Company's shares may be increased by trading on the NYSE.

     The NYSE requires its listed companies to have boards of directors with no more than three classes of directors. Before the Company can pursue listing on the NYSE, the Company's Board of Directors must have its number of classes reduced. Therefore, the Company's Board of Directors proposes ARTICLE VII of the Company's Restated Articles of Incorporation be amended to reduce the number of authorized classes of directors from four to three.

     The proposed amendment to ARTICLE VII of the Company's Restated Articles of Incorporation was adopted on December 3, 1997, by the Company's Board of Directors which recommend shareholder approval.

     After shareholder approval of four classes in 1983, the Company, in 1984, divided its board of directors into four classes with staggered four year terms. FBCA was amended in 1989 to limit a staggered board to three classes and three year terms, but "grandfathered" existing corporations such as the Company which had four classes. During the Company's last fiscal year, two directors in the existing Class II were lost to the Company. Mr. Robert D. Davis resigned and Mr. Thompson S. Baker died. This leaves one director continuing in office as a Class II director.

     The Board of Directors does not believe that the amendment to ARTICLE VII will have a significant impact on any attempt by a third party to obtain control of the Company. The Board of Directors believes that by retaining three classes, the Company retains an anti-takeover defense that may deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company or effect a change in management, irrespective of whether such action would be beneficial to shareholders generally.

     The Board has no present intention to put before the shareholders any other proposal which would change the Company's anti-takeover defenses.

     In addition to a staggered Board of Directors, the Company's Restated Articles of Incorporation currently provide the Company with the following anti-takeover defenses: (i) certain business combinations with persons who hold 10% or more of the shares of the Company must be approved by the holders of at least 75% of the shares of the Company, (ii) the Board of Directors may authorize issuance of, and determine the voting and other rights of, up to 10,000,000 shares of Preferred Stock (none of which are presently authorized and outstanding), (iii) action by holders of 50% of the shares entitled to vote is required to compel the call of a special meeting of shareholders; (iv) shareholder action may be accomplished only through a shareholder meeting; (v) advance notice to the Company for shareholder nomination of directors must be made; and (vi) cumulative voting is not allowed.

     The FBCA generally limits Florida corporations, including the Company, in engaging in a broad range of transactions with any shareholder who owns more than 10% of a corporation's outstanding voting shares or with any affiliate of such shareholder. The FBCA provides that a Florida corporation may not engage in such transactions unless, among other things, the transaction is: (a) approved by two-thirds of the corporation's outstanding voting shares other than the shares owned by the interested shareholders; (b) approved by a majority of the corporation's disinterested directors; or (c) the corporation's shareholders receive a "fair price" for their shares as such price is defined in the statutes. The FBCA further provide that a corporation may opt out of these provisions by including in its articles of incorporation a provision expressly electing not to be governed by these provisions. The Company has not elected to opt out of these provision.

     Taken together, the provisions of the Restated Articles of Incorporation and the FBCA described in the preceding paragraphs may have the effect of discouraging or making more difficult an attempt to effect a change in control of the Company.

     Approval of the amendment to ARTICLE VII requires the affirmative vote of the holders of 75% of the shares outstanding and entitled to vote on the proposal.

     The text of the proposed amendment to the Company's Restated Articles of Incorporation is as follows:

                                   ARTICLE VII

                               NUMBER OF DIRECTORS

          "The number of directors of this corporation is twelve (12), but may be changed, but not to less than three (3), by the affirmative vote of a majority of the whole Board of Directors at the time in office or by the affirmative vote of the holders of at least 75% of the shares of stock of this corporation entitled to vote thereon. The directors shall be divided into three classes, apportioned as follows: Class I shall consist of four directors; Class II shall consist of four directors; and Class III shall consist of four directors. The respective initial terms of office for each class of directors shall be as follows: the initial term of Class I (previously designated as Class IV and Class II directors prior to amending this ARTICLE VII at the

     Annual Meeting of Shareholders in 1998) will expire at the Annual Meeting of Shareholders in 1999; the initial term of Class II directors (previously designated as Class I directors prior to amending this ARTICLE VII at the Annual Meeting of Shareholders in 1998) will expire at the Annual Meeting of Shareholders in 2000; and the initial term of Class III directors (previously designated as Class III directors prior to amending this ARTICLE VII at the Annual Meeting of Shareholders in 1998) will expire at the Annual Meeting of Stockholders in 2001. After the expiration of the applicable initial term, each successive term of office for each class of directors shall be three years. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as may be practicable, an equal number of directors in each class. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any director of any class elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors, shall hold office for a term that shall coincide with the remaining term of that class. In no case, however, will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify. A director may only be removed for 'cause', which shall be defined for these purposes as a conviction of a felony, declaration of unsound mind by a court order, adjudication of bankruptcy, non-acceptance of office or such director having been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to this corporation in a matter of substantial importance to this corporation and such adjudication is no longer subject to direct appeal. This Article may be amended or repealed only by the affirmative vote of the holders of at least 75% of the shares of stock of this corporation entitled to vote thereon."

     The Board of Directors recommends shareholder approval.

2. ELECTION OF DIRECTORS

     Under the Company's Restated Articles of Incorporation, the Board of Directors is divided into four classes. One class of directors is elected at each annual meeting of shareholders for a four-year term of office. The below-named directors are nominated to be re-elected to hold office until the 2002 annual meeting. However, if the proposal to amend ARTICLE VII of the Company's Restated Articles of Incorporation to reduce the number of classes of directors from four to three and the directors' term of office from four years to three years is adopted by the shareholders, then in such event such re-election shall be for a term of three years and until the 2001 annual meeting. The enclosed proxy will be voted for the election of the persons named as directors of the Company unless otherwise indicated by the shareholders. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

         The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after the 1998 annual meeting. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by Directors and Officers" for information concerning stock ownership of the nominees and directors.

NAME AND PRINCIPAL                          DIRECTOR           OTHER
  OCCUPATION                      AGE        SINCE         DIRECTORSHIPS


                 Class III - Nominees for Terms Expiring in 2002

                    (If proposal 1 is adopted, designated as
                 Class III, Nominees for Terms Expiring in 2001)


Thompson S. Baker II               39         1991     FRP Properties, Inc.
 Vice President of the
 Company


Albert D. Ernest, Jr.              67         1989     FRP Properties, Inc.
 President of Albert                                   Regency Realty
 Ernest Enterprises, an                                 Corporation
 investment and consulting                             Stein Mart, Inc.
 firm                                                  Wickes Lumber Company
                                                       The Emerald Fund

Luke E. Fichthorn III              56         1972     Bairnco Corporation
 Partner in Twain                                      FRP Properties, Inc.
 Associates (a private
 investment banking firm)
 and Chairman of the Board
 and Chief Executive Officer
 of Bairnco Corporation
 (manufacturing)

C. J. Shepherdson                  81         1972
 Vice President of the
 Company

                        Class IV - Terms Expiring in 1999

                   (If proposal 1 is adopted, redesignated as
                        Class I - Terms Expiring in 1999)


A. R. Carpenter                    55         1993     Barnett Banks, Inc.
 President and Chief                                   Barnett Banks of
 Executive Officer of CSX                                Jacksonville, N.A.
 Transportation, Inc.                                  Regency Realty
                                                        Corporation
                                                       American Heritage
                                                        Life Insurance Co.
                                                       Stein Mart, Inc.

John D. Baker, II                  49         1979     FRP Properties, Inc.
 President and Chief                                   Hughes Supply, Inc.
 Executive Officer
 of the Company

Charles H. Denny III               65         1975
 Investments


                        Class I - Terms Expiring in 2000

                   (If proposal 1 is adopted, redesignated as
                       Class II - Terms Expiring in 2000)


Edward L. Baker                     62         1970    FRP Properties, Inc.
 Chairman of the Board                                 Regency Realty
 of the Company                                         Corporation
                                                       American Heritage
                                                        Life Investment
                                                        Corporation
                                                       Flowers Industries,
                                                        Inc.

Francis X. Knott                    52         1988    FRP Properties, Inc.
 Chief Executive Officer
 of Partners Management
 Company

Radford D. Lovett                   64         1984    First Union Cor-
 Chairman of the Board of                               poration
 Commodores Point Terminal                             Winn-Dixie Stores,
 Corp. (marine terminal)                                Inc.
                                                       American Heritage
                                                        Life Investment
                                                        Corporation
                                                       FRP Properties,
                                                        Inc.

W. Thomas Rice                      85         1974
 Chairman Emeritus of
 Seaboard Coast Line
 Industries, Inc.

                        Class II- Terms Expiring in 2001

                   (If proposal 1 is adopted, redesignated as
                        Class I - Terms Expiring in 1999)


Frank M. Hubbard                    77         1972
 Chairman of the Board
 of A. Friends' Founda-
 tion Trust

     All of the nominees and directors have been employed in their respective positions for the past five years, except John D. Baker II. In February, 1996, John D. Baker II was elected to the additional position of Chief Executive Officer of the Company.

     Edward L. Baker and John D. Baker II are brothers. Thompson S. Baker II is the son of Edward L. Baker.

     See  "Compensation  Committee  Interlocks  and Insider  Participation"  and
"Certain Relationships and Related Transactions" for a discussion of the relationships between the Company and FRP Properties, Inc.


              Other Information About the Board and Its Committees

     Meetings. During the fiscal year ended September 30, 1997 the Company's Board of Directors held five meetings. Directors who are not employees of the Company or its subsidiaries are paid annual fees of $10,000 plus $2,000 for each directors' meeting attended. Members of the Company's Audit and Compensation Committees receive $300 and the Chairman of each committee receives $500 for each committee meeting attended. Members of the Long Range Planning Committee received $1,250 for each committee meeting held. All such directors currently participate in the Company's Directors Stock Purchase Plan under which a director may designate all, or any part, of his director's compensation for investment in Company's Stock purchased in the open market through a broker. The Company matches 25% of the director's designated portion and pays all broker commissions.

     Executive Committee. Edward L. Baker and John D. Baker II. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors. During the fiscal year ended September 30, 1997, the Executive Committee held no formal meetings, but acted on various resolutions by unanimous written consents.

     Audit Committee. During the past year, Messrs. Denny, Fichthorn, Hubbard, Knott and Rice. The Audit Committee recommends the appointment of independent accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit, meets with the independent accountants and reviews the scope and results of their audit, and reviews the fees charged by the independent auditors. The Committee also reviews the scope and results of internal audits. During fiscal 1997, the Audit Committee held two meetings.

     Compensation Committee. During the past year Messrs. Carpenter, Ernest, Hubbard, Lovett and Rice. The Committee determines the compensation for the Chief Executive Officer and reviews and approves compensation for other corporate officers and certain other members of management. In addition, the Committee administers the Company's stock option plans, subject to control of the Board of Directors, and the Management Incentive Compensation program. During fiscal 1997, the Compensation Committee held five meetings.

     Long Range Planning Committee. During the past year Messrs. Edward L. Baker, John D. Baker II, Carpenter, Ernest, Fichthorn and Lovett. The Committee reviews the Company's long term strategic initiatives. During fiscal 1997, the Long Range Planning Committee held two meetings.


     The full Board of Directors acts as the Nomination Committee.

     During the last fiscal year each of the directors attended 75% or more of all meetings of the Board and its Committees on which the director served, except for A. R. Carpenter who attended 70% of such meetings.

                             Executive Compensation

Summary Compensation Table

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and its other four most highly compensated executive officers who served in such capacities at any time during the fiscal year ended September 30, 1997:

                                                                    All
                                                   Long Term       Other
                      Annual Compensation        Compensation   Compensation

Name and Principal         Salary       Bonus       Granted
   Position         Year   ($)(a)       ($)(a)        (e)         ($) (b)

John D. Baker, II   1997  315,000                   100,000      26,997(c)
 President and      1996  281,250       85,500            0      25,556(c)
 Chief Executive    1995  266,250       81,000       35,000      24,770(c)
 Officer

Edward L. Baker     1997  395,000                   100,000      37,251(d)
 Chairman of the    1996  390,000      118,500            0      36,005(d)
 Board              1995  368,563      112,500            0      35,391(d)


C. J. Shepherdson   1997  275,000                    30,000      14,194
 Vice President     1996  261,250       79,500            0      12,543
                    1995  247,500       75,000            0      11,591

H. B. Horner        1997  225,000                    30,000      14,194
 Executive Vice     1996  218,750       64,020            0      12,543
 President          1995  213,750       64,500            0      11,591

Fred W. Cohrs       1997  225,000                    30,000      14,194
 Vice President     1996  206,200       40,000            0      12,793
                    1995



(a) Includes amounts deferred under the Company's Profit Sharing and Deferred Earnings Plan. Bonuses are accrued in the year earned and paid in the following year.

(b) Represents the contribution to the Company's Profit Sharing and Deferred Earnings Plan.

(c)  Includes $12,803 in 1997,  $13,013 in 1996 and $13,179 in 1995, the present value of the benefit of a split-dollar premium paid during the fiscal year.

(d)  Includes $23,057 in 1997,  $23,462 in 1996 and $23,800 in 1995, the present value of the benefit of a split-dollar premium paid during the fiscal year.

(e) See Option Grant Table on page __ for more detail concerning the option grant. Options granted were adjusted for the two for one stock split effective October 31, 1997.

Option Grants in the Last Fiscal Year

         The following table sets forth certain information concerning options granted during the fiscal year ended September 30, 1997, to each executive officer named in the Summary Compensation Table.



                                             % of                                        Potential Realizable
                                             Total                                         Value at Assumed
                           Number of        Options        Exercise                        Annual Rates of
                           Securities       Granted        or Base                            Stock Price
                           Underlying      Employees        Price                          Appreciation for
                             Options          in             Per                            Option Term (2)
                             Granted        Fiscal         Shares       Expiration
      Name                     (1)           Year          ($) (1)         Date            5%($)       10%($)
      ----                   -------        -----          ------          ----           -------------------


John D. Baker II             100,000        10.89%         16.40625        5/4/07        1,031,780  2,614,700
Edward L. Baker              100,000        10.89%         16,40625        5/4/07        1,031,780  2,614,700
C.J. Shepherdson              30,000         3.27%         16.40625        5/4/07          309,534    784,420
H. B. Horner                  30,000         3.27%         16.40625        5/4/07          309,534    784,420
Fred W. Cohrs                 30,000         3.27%         16.40625        5/4/07          309,534    784,420




(1) Reflects nonqualified options granted pursuant to the Company's 1996 Option Plan. The grant and exercise price have been adjusted to reflect the two for one stock split effective October 31, 1997 to shareholders of record on October 15, 1997. The option exercise price of all options granted equals the fair market value of the shares of common stock of the Company on the date of grant. The options are subject to vesting in 20% increments over a five year period, unless accelerated upon the optionee's retirement or a change in control of the Company.

(2) Potential realizable is reported net of the option exercise price, but before taxes associated with the exercise. These amounts represent stated assumed rates of appreciation only. Actual values realized, if any, on stock option exercises are dependent on the future performance of the common stock and the officer's continued employment throughout the vesting period. Accordingly, the amounts reflected in this table may not necessarily be achieved.

Option Exercises and Year End Values

         The following table shows information with respect to stock options exercised during the fiscal year ended September 30, 1997 and the number and value of unexercised options held by each executive officer named in the Summary Compensation Table.



                                                              Number of                 Value of Unexercised
                                                             Unexercised                In-The-Money Options
                                                              Options at                   at September 30,
                                                          September 30, 1997                   1997 (1)
                            Shares
                           Acquired        Value          Exercis-  Unexer-               Exercis-   Unexer-
     Name                 on Exercise     Realized        sisable#  cisable#               able$     cisable$
--------------            -----------     --------        --------  --------              -------    --------


John D.Baker  II                                           120,000    100,000            1,908,282  1,334,375
Edward L. Baker                                            130,000    100,000            1,129,375  1,334,375
C.J. Shepherdson            30,000         378,000          36,000     30,000              618,750    400,313
H. B. Horner                27,000         296,177                     30,000                         400,313
Fred W. Cohrs                                                          30,000                         400,313


(1) The options and shares acquired have been adjusted to reflect the two for one stock split effective October 31, 1997 to shareholders of record on October 15, 1997. The closing price of the company's common stock as adjusted for the stock split on the American Stock Exchange composite transactions on September 30, 1997 of $29.75 less the exercise price, was used in calculating the value of unexercised and exercisable options.


                                       15


Pension Plan

     The Company has a Management Security Plan (the "MSP Plan") for certain officers, including directors who are officers, and certain key employees.
Benefit levels have been established on the basis of base compensation and job responsibility. The MSP Plan provides that in the event a participant dies prior to his retirement his beneficiary will receive twice the amount of such participant's benefit level in monthly payments for a period of 12 months and thereafter the benefit level in monthly payments for the next 168 months or until such time as such participant would have reached age 65, whichever is later. Upon reaching normal retirement age, a participant is entitled to receive twice the amount of his benefit level in equal monthly payments for 12 months and thereafter until his death, the benefit level in monthly payments. If a participant dies after his retirement, his beneficiary, if any, will receive such participant's benefit for a period of 15 years from the date of the participant's retirement or until the death of the beneficiary, whichever occurs first. The annual retirement benefit levels in effect at September 30, 1997 were:


         John D. Baker II                        $142,500
         Edward L. Baker                         $197,500
         C. J. Shepherdson                       $132,500
         H. B. Horner                            $110,000
         Fred W. Cohrs                           $ -0-

In addition to amounts stated in the above table, the Company has entered into a retirement benefit contract with C. J. Shepherdson which provides for annual retirement benefits of $20,000. The benefits are payable to Mr. Shepherdson or his spouse until the death of the survivor.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities
Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee
Report and Shareholder Return Performance shall not be incorporated by reference into any such filings.


                                       16


                          Compensation Committee Report

     The  Compensation  Committee  of  the  Board  of  Directors   ("Committee")
determines  the  compensation  of the Chief  Executive  Officer  and reviews and approves  compensation  of other  officers and members of management  reaching a salary level  established by the Board. In addition,  the Committee  administers the  Company's  stock  option  plans,  subject to control of the Board,  and the
Management  Incentive  Compensation ("MIC") program. The full Board ratifies the recommendations of the Committee.

     The Committee's goals are to develop and maintain executive compensation programs that preserve and enhance shareholder value. Under the direction of the Committee, management has developed a compensation structure designed to compensate fairly executives for their performance and contribution to the Company, to attract and retain skilled and experienced personnel, to reward superior performance and to align executive and shareholder long-term interests.

         Base  salary  levels  for  executives  are   established   taking  into
consideration  business conditions,  the Company's size and performance and peer group and industry  compensation levels. The Chief Executive Officer's salary is based on these  factors  and his  performance  in leading  the  Company  and its businesses.

     The MIC program provides officers and key employees an opportunity for annual incentive compensation. The program provides an annual cash bonus as a financial incentive to participants who achieve their business unit's and the Company's goals and objectives. Profit levels are set for various segments of the business. Depending on the level of profitability obtained, an individual may become eligible for a bonus equal to a certain percentage of his year end base salary ranging up to a maximum of 30%. However, that bonus may then be adjusted down based on the degree by which the individual accomplishes his individual goals and objectives for the year. The total amount of MIC for the entire Company in any year is limited to 15% of consolidated income before income taxes. At the beginning of each year, after taking into consideration the outlook for the general economy, the construction materials industry, the Company's markets, prior year



                                       17


performance and the budget for the upcoming year the Committee approves target levels of net income as adjusted by certain items as profit levels on which the Chief Executive Officer's MIC is based.

     The Committee believes that long-term compensation in the form of stock options is critical in motivating and rewarding the creation of long-term shareholder value by linking the compensation provided to officers and other key management personnel with gains realized by the shareholders. In addition, the vesting periods associated with stock options encourage this key group to continue in the employ of the Company. All options granted have been granted at an option price equal to the fair market value of the Company's common stock on the date of grant. In subjectively determining the number of options to be granted to an individual, including the Chief Executive Officer, the Committee takes into account the cost to exercise the option and the individual's relative base salary, scope of responsibility, ability to affect profits and value to the Company.

     This report is submitted by the members of the Compensation  Committee:  W.
Thomas Rice, Chairman, A. R. Carpenter, Albert D. Ernest, Jr., Frank M. Hubbard and Radford D. Lovett.

           Compensation Committee Interlocks and Insider Participation

     Two members of the Compensation Committee, Messrs. Lovett and Ernest, are among the seven directors of the Company who are also directors of FRP
Properties, Inc. ("FRPP"). The other five directors of both FRPP and the Company who are not members of the Compensation Committee are Edward L. Baker, John D.
Baker II, Thompson S. Baker II, Luke E. Fichthorn III and Francis X. Knott. The seven directors own approximately 40% of the stock of FRPP and 30% of the stock of the Company. The Bakers may be considered to be control persons of both the Company and FRPP.

     Messrs. Edward L. Baker, Albert D. Ernest, Jr. and A. R. Carpenter serve as members of the Compensation Committee of the Board of Directors of Regency
Realty Corporation. Mr. Martin E. Stein, Jr., who is a director of FRPP, is a director, President and Chief Executive Officer of Regency Realty Corporation.



                                       18


     There were no other interlocks of executive officers or board members of the Company serving on the compensation or equivalent committee of another entity which has any director or executive officer serving on the Compensation
Committee, other committees or Board of Directors of the Company.

                         Shareholder Return Performance

     The following graph compares the performance of the Company's Common Stock to that of the AMEX Market Value Index and a peer group of industry companies for the period commencing September 30, 1992 and ending on September 30, 1997.
The graph assumes that $100 was invested on September 30, 1992 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends. The Peer Group consists of the following companies: CalMat Co., Florida Rock Industries, Inc., Lafarge Corporation, Martin Marietta Materials,
Inc., Medusa  Corporation,  Southdown,  Inc., Texas Industries,  Inc. and Vulcan
Materials  Company.  This  group is  consistent  with the group used in the 1996
Proxy Statement.

Index as of September 30


                1992       1993       1994       1995       1996      1997
Florida Rock     100        114        114        123        129       270
AMEX             100        122        122        145        152       191
Peer Group       100        135        150        152        171       280


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Seven of the  Company's  directors  (Edward  L.  Baker,  John D.  Baker II,
Thompson S. Baker II, Albert D. Ernest,  Jr., Luke E. Fichthorn III,  Francis X.
Knott  and  Radford  D.  Lovett)  are  directors  of FRPP.  Such  directors  own approximately  40% of the  stock  of FRPP and 30% of the  stock of the  Company.
Accordingly,  the Bakers  may be  considered  to be control  persons of both the
Company  and  FRPP.   See   "Compensation   Committee   Interlocks  and  Insider
Participation" for further  information on the relationship  between the Company and FRPP.


                                       19


     The Company and FRPP routinely are engaged in business together through the hauling by FRPP of construction aggregates and other products for the Company and the leasing to the Company of construction aggregates mining and other properties. FRPP has numerous aggregates hauling competitors at all terminal and plant sites and the rates charged are, accordingly, established by competitive conditions. Approximately 9% of FRPP's revenue was attributed to the Company during fiscal year 1997.

     On October 9, 1996, a subsidiary of the Company sold a 134 acre tract of surplus real estate in Edgewood, Maryland, formerly used for mining, to a subsidiary of FRPP for $500,000 and the assumption of certain reclamation costs and benefits relating to the site. An appraisal of the property was obtained and the transaction was approved by the Company's Board of Directors with those directors who are also directors of FRPP abstaining.

     Edward L. Baker and John D. Baker II are entitled to receive sand mining royalty payments of $.05 per ton from the Company under lease agreements which terminate in 2002 and 2048 relating to approximately 489 acres. No payments were made during fiscal 1997 under these agreements.

     On May 14, 1974, the Company exercised its option to purchase the sand on 71 acres of land in Putnam County, Florida. The land is owned 25% by Edward
L.Baker, 25% by a trust in which Edward L. Baker and John D. Baker II each have a one-third beneficial interest and 50% by certain other interests. The term of the agreement ends on June 30, 2004. The landowners are entitled to receive $.08 per ton (subject to escalation provisions) for sand as it is mined with an annual minimum payment of $6,000. The minimum payment only was paid in fiscal
1997. The mining agreement may be terminated at any time by the Company.

     Mr. Fichthorn provided the Company with financial consulting and other services during fiscal 1997 for which he received $60,000.

     In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.


                                       20

               COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes set forth the beneficial ownership of common stock of the Company by each person known by the Company to own beneficially more than 5% of the common stock of the Company. The stock has been adjusted to reflect the two for one stock split effective October 31, 1997.

  NAME AND ADDRESS                 AMOUNT AND NATURE      PERCENT
OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP    OF CLASS

Baker Investments, Ltd.               4,108,172 (1)        21.5%
 P.O. Box 4667
 Jacksonville, FL 32201

Quest Advisory Corp.                  1,652,200 (2)         8.7%
Quest Management Company                 63,200 (2)          .3%
                                      -------------
 1414 Avenue of the Americas
 New York, NY  10019                  1,715,400 (2)         9.0%

(1) Baker Investments, Ltd. is a limited partnership owned and controlled by the Baker family. Edward L. Baker and John D. Baker II are general partners and as such have shared voting and dispositive power over the shares owned by the partner- ship. Directly as general partners and through trusts which are limited partners, each of Edward L. Baker and John D. Baker II have a pecuniary interest in 1,369,390 shares. Ownership is reported as of October
     30, 1997.


(2)  Quest  Advisory  Corp.  ("Quest"),  Quest  Management  Company  ("QMC") and
     Charles M. Royce reported that they are members of a group pursuant to Securities and Exchange Commission Rule 13d-(1)(b)(ii)(H). Mr. Royce may be deemed to be a controlling person of Quest and QMC, and as such may be deemed to own beneficially the shares of common stock of the Company owned beneficially by Quest and QMC. Mr. Royce does not own any shares outside of Quest and QMC, and disclaims beneficial ownership of the shares held by Quest and QMC. Quest and QMC are investment advisers registered under
     Section 203 of the Investment Advisers Act of 1940. Each has sole voting and dispositive power as to the shares shown. Ownership is reported as of February 3, 1997.



                                       21

                COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

     The following table and notes set forth the beneficial ownership of common stock of the Company by each director and each non-director named in the Summary
Compensation Table and by all officers and directors of the Company as a group as of October 30, 1997 and also includes shares held under options as of October
30, 1997 which are exercisable within 60 days of December 15, 1997.


   NAME OF                      AMOUNT AND NATURE            PERCENT OF
BENEFICIAL OWNER               BENEFICIAL OWNERSHIP**           CLASS


Edward L. Baker                4,594,508 (1)(2)(3)(4)         24.1%
John D. Baker II                 925,776 (1)(2)(3)(4)(5)(6)    4.9%
Thompson S. Baker II              61,228 (2)                    *
A. R. Carpenter                    1,130                        *
Charles H. Denny III             255,890 (7)                   1.3%
Albert D. Ernest, Jr.              3,475                        *
Luke E. Fichthorn III             45,337                        *
H. B. Horner                       1,800                        *
Frank M. Hubbard                                                *
Francis X. Knott                   5,888                        *
Radford D. Lovett                 19,419                        *
W. Thomas Rice                    17,202                        *
C. J. Shepherdson                 97,290                        *


All Directors and
Officers as a group
(20 people)                    6,131,585 (8)                  32.1%

*Less than 1%

     The preceding table includes the following  shares held under the Company's
Tax Reduction Act Employee Stock  Ownership  Plan  ("TRAESOP") as of October 30,
1997, as to which the named person has sole voting power, and shares held under options which are exercisable within 60 days of December 15, 1997.


                                       22

                          SHARES UNDER TRAESOP      SHARES UNDER OPTION


Edward L. Baker                12,060                  130,000
John D. Baker II                7,236                   99,000
Thompson S. Baker II               58                   35,000
H. B. Horner                      --                     -0-
S. R. Hays                      6,282                   17,000

All directors and
officers as a group            64,548                  350,000


(1) ___ of the shares shown opposite Edward L. Baker are held in a fiduciary account and beneficially owned by the Estate of Thompson S. Baker and, under certain circumstances, by members of his family, including his sons, Edward L. Baker and John D. Baker II who are also directors and officers of the Company. Edward L. Baker and John D. Baker, II are co-trustees with
     SunTrust Bank/North Florida, N.A. as to these shares and have shared voting power; however, the individual trustees have the power to remove the corporate trustee and appoint a successor corporate trustee and the individual trustees share investment power to the exclusion of the corporate trustee in the event of disagreement. Such shares are excluded from those shown opposite the name of John D. Baker II.

(2) Edward L. Baker, John D. Baker II and Thompson S. Baker II may be considered to be control persons of the Company.

(3) Shares shown opposite the name of Edward L. Baker include 4,108,172 shares owned by Baker Investments, Ltd. See note (1) on page __. Such shares are excluded from those shown opposite the name of John D. Baker II.

(4) Includes 5,364 shares owned by Mrs. Edward L. Baker, as to which he disclaims any beneficial interest. Includes 106,920 shares held by Edward
     L. Baker as trustee for the children of John D. Baker II, as to which Edward L. Baker has sole investing and voting power but disclaims any beneficial interest. Such shares are excluded from those shown opposite the name of John D. Baker II.


                                       23


(5)  Includes  2,800 shares owned by Mrs.  John D. Baker II, as to which John D.
     Baker II disclaims any beneficial interest.

(6) Regency Square II, a Florida general partnership, owns 54,000 shares of the Company. Trust B under the will of Martin E. Stein, deceased, as a general partner, holds a 46.2128% interest in the partnership. John D. Baker II is a co-trustee of the trust and as such has a one-third shared voting and dispositive power as to the trust. The partnership's shares in the Company are included in the above table for John D. Baker II, who disclaims any pecuniary or other beneficial interest in such shares.

(7)  Includes  4,000  shares  owned by Mrs.  Charles H.  Denny III,  as to which
     Charles H. Denny III disclaims any beneficial interest.

(8) Includes, in addition to all of the individual holdings for persons named above, 57,790 shares owned by other officers of the Company, of which 200 shares are owned by the wife of one officer and 29,122 shares are held under the Company's Tax Reduction Act Employee Stock Ownership Plan as to which such other officers, respectively, have sole voting power and 33,000 shares held under options which were exercisable within 60 days December
     15, 1997.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as independent certified public accountants to examine the consolidated financial statements of the Company for fiscal 1998. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting must be delivered in writing to the principal executive offices of the Company no later than August 17, 1998. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.


                                       24

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section  16(a) of the  Securities  Exchange  Act of 1934  requires  the
Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, The
American Stock Exchange and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.


                              COST OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement.
The Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other electronic means by directors, officers and other employees of the Company.


                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.


                       BY ORDER OF THE BOARD OF DIRECTORS



December 15, 1997                Dennis D. Frick
                                    Secretary


                                       25


                    PLEASE RETURN THE ENCLOSED FORM OF PROXY,
                   DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
                      ENVELOPE, WHICH REQUIRES NO POSTAGE.

SHAREHOLDERS  MAY  RECEIVE  WITHOUT  CHARGE A COPY OF FLORIDA  ROCK  INDUSTRIES,
INC.'S  ANNUAL  REPORT TO THE  SECURITIES  AND EXCHANGE  COMMISSION ON FORM 10-K
INCLUDING THE FINANCIAL  STATEMENTS  AND THE  FINANCIAL  STATEMENT  SCHEDULES BY
WRITING TO THE TREASURER AT POST OFFICE BOX 4667, JACKSONVILLE, FLORIDA 32201.




                                       26

                                                                PRELIMINARY COPY

                          FLORIDA ROCK INDUSTRIES, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS

       FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 4, 1998


     The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Florida Rock
Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida on February 4, 1998, at 9 o'clock in the morning, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

1. To amend ARTICLE VII of the Restated Articles of Incorporation to reduce the number of classes of directors from four to three and to reduce the term of office from four years to three years.

     /  /  FOR          /  /  AGAINST


2. The election of four directors to serve for a term of four years (or if proposal 1 is adopted, for a term of three years).

    /  / FOR the nominees listed below   / / WITHHOLD  AUTHORITY to vote for
                                             all nominees listed below
                                             (except as marked to the
                                             contrary below)

                  Thompson S. Baker II, Albert D. Ernest, Jr.,
                  Luke E. Fichthorn III and C. J. Shepherdson

     To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.



3. To transact such other business as may properly come before the meeting or any adjournments thereof.




                   (Continued and to be signed on other side)
                 - - - - - - - - - - - - - - - - - - - - - - - -

     The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December __, 1997, and authorizes and confirms all that the said proxies or their substitutes, or any of them, may do by virtue hereof.


                                  Dated:__________________________,199___

                                  ---------------------------------------
                                                                Signature


                                  ---------------------------------------
                                                Signature if Held Jointly



                                  IMPORTANT: Please date this
                                  proxy and sign  exactly  as
                                  your    name    or    names
                                  appear(s)  hereon.  If  the
                                  stock   is  held   jointly,
                                  signatures  should  include
                                  both    names.     Personal
                                  representatives,  trustees,
                                  guardians     and    others
                                  signing in a representative
                                  capacity  should  give full
                                  title.  If you  attend  the
                                  meeting  you  may,  if  you
                                  wish,  withdraw  your proxy
                                  and vote in person.


                                       27

